Exhibit 99.1

Independent Auditors’ Report

To the Board of Directors and Stockholders

Green Tree International, Inc.

Denver, Colorado

We have audited the accompanying consolidated financial statements of Green Tree International, Inc. (the “Company”) which comprise the consolidated balance sheet at December 31, 2018, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company has sustained recurring net losses and has an accumulated deficit, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

November 25, 2019

Green Tree International, Inc.

Consolidated Balance Sheet

December 31, 2018

2018
Assets
Current assets:
Cash	$1,193
Investments in marketable securities	624,464
Total current assets	625,657

Property and equipment, net	14,351

Other assets:
Shareholder loans	109,770
Intangible assets, net	232,623
Total other assets	342,392

Total assets	$982,401

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$664,810
Advance deposits	125,000
Loan from shareholder	22,000
Convertible notes payable	400,000
Derivative liability	742,857
Common stock oversubscribed (7,305,454 shares)	2,642,258
Other current liabilities	122,768
Total current liabilities	4,719,693

Stockholders’ deficit:
Common stock, $0.001 par value; 30,000,000 shares authorized, issued and outstanding	30,000
Additional paid-in capital	33,762,433
Accumulated deficit	(37,529,725)
Total stockholders’ deficit	(3,737,292)

Total liabilities and stockholders’ deficit	$982,401

See accompanying notes to the consolidated financial statements.

Green Tree International, Inc.

Consolidated Statement of Operations

For the Year Ended December 31, 2018

2018

Revenue	$-

Costs and expenses:
Sales and marketing	6,214
Technology and development	162,945
General and administrative	2,833,974
Depreciation of property and equipment	4,418
Total costs and expenses	3,007,551

Loss from operations	(3,007,551)

Other income (expense):
Gain on cancellation of indebtedness	33,000
Loss on change in fair value of derivative liability	(742,857)
Interest expense	(17,444)
Unrealized loss on change in fair value of marketable securities	(125,536)
Total other income (expense)	(852,837)

Loss before provision for income taxes	(3,860,388)

Provision for income taxes	-

Net loss	$(3,860,388)

See accompanying notes to the consolidated financial statements.

Green Tree International, Inc.

Consolidated Statement of Stockholders’ Deficit

For the Year Ended December 31, 2018

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2017	30,000,000	$30,000	$33,037,913	(33,669,337)	$(601,424)

Seats issued for cash	-	-	97,201	-	97,201

Seats issued for services	-	-	627,319	-	627,319

Net loss	-	-	-	(3,860,388)	(3,860,388)

Balance, December 31, 2018	30,000,000	$30,000	$33,762,433	$(37,529,725)	$(3,737,292)

See accompanying notes to the consolidated financial statements.

Green Tree International, Inc.

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2018

2018
Cash flows from operating activities:
Net loss	$(3,860,388)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,418
Unrealized loss on change in fair value of marketable securities	125,536
Non-cash compensation (seats)	627,319
Non-cash compensation (shares)	444,980
Loss on change in fair value of derivative liability	742,857
Changes in operating assets and liabilities:
Accounts payable	439,001
Advance deposits	125,000
Other current liabilities	22,017

Net cash used in operating activities	(1,329,261)

Investing activities:

Purchase of equipment	(1,440)
Capitalization of internal use software	(175,124)
Loans to shareholders	(109,770)

Net cash used in investing activities	(286,333)

Financing activities:
Common stock oversubscribed	1,297,276
Proceeds from issuance of notes payable	400,000
Proceeds for issuance of seats	97,201
Repayment of shareholder loans	(187,351)

Net cash provided by financing activities	1,607,126

Net decrease in cash	(8,468)

Cash, beginning of year	9,661

Cash, end of year	$1,193

Supplemental cash flow information:

Interest paid	$17,444
Income taxes paid	$-
Investments in marketable securities paid for in company shares	$750,000

See accompanying notes to the consolidated financial statements.

Green Tree International, Inc.

Notes to Consolidated Financial Statements

Note 1 – Description of Business

Green Tree International Inc. (“We” or the “Company”) has developed and operates a web-based business-to-business wholesale marketplace leveraging blockchain technology that is designed to facilitate cannabis and hemp transactions between licensed businesses.

The Company was incorporated in Colorado on May 29, 2015.  Amercanex Corporation, (“Amercanex”) which was incorporated in Florida on May 24, 2014, became a wholly-owned subsidiary of the Company on May 29, 2015.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Amercanex. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company to make certain estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider forming a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent assets and liabilities.

The Company makes changes in estimates when circumstances warrant. If material, the Company discloses the effects of changes in estimates in the notes to the consolidated financial statements. Significant estimates and assumptions affect the following: the carrying value of long-lived assets; the amortization period of long-lived assets; the carrying value, capitalization, and amortization of software and website development costs; the provision for income taxes and related deferred tax accounts, and realizability of deferred tax assets; certain accrued expenses; contingencies, litigation, and related legal accruals; and the value attributed to stock-based awards.

Cash and Cash Equivalents

Cash includes cash on hand and cash held with banks. Cash equivalents are short-term, highly liquid investments with original maturities of three months or less when acquired. Cash and cash equivalents are deposited in or managed by major financial institutions and at times may exceed Federal Deposit Insurance Corporation insurance limits.

Contingencies

We record contingent liabilities resulting from asserted and unasserted claims against us when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. We disclose contingent liabilities when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. Estimating probable losses requires analysis of multiple factors, in some cases including judgments about the potential actions of third-party claimants and courts. Therefore, actual losses in any future period are inherently uncertain.

Property

Property and equipment is stated at cost, less accumulated depreciation, amortization, and any impairment in value. The Company assess long-lived assets, including our property and equipment, for impairment whenever events or changes in business circumstances arise that may indicate that the carrying amount of the long-lived assets may not be recoverable, and at a minimum on an annual basis.

Depreciation is calculated using the straight-line method over the following estimated useful lives of the assets, ranging from three (3) to five (5) years.

Software Development Costs

The Company capitalizes costs related to the development of software and new business systems for internal use. Development costs consist primarily of personnel costs incurred in product development, maintenance and testing of our websites, developing solutions for new services, internal information systems and infrastructure, third-party development, and other internal-use software systems. During the development stage of the software and new business systems, all direct internal and external costs are capitalized until the project is substantially complete and ready for its intended use. Once a project reaches the production stage, capitalized costs associated with such project will be amortized on a straight-line basis over the estimated useful life as determined by management of the Company.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense totaled approximately $6,214 for the year ended December 31, 2018.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax benefits and consequences attributable to temporary differences between the financial reporting basis of assets and liabilities and their related tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to be in effect in the years in which those temporary differences are expected to be recovered or settled. Any penalties and interest related to income taxes are reported in income tax expense. The Company provides a valuation allowance for deferred tax assets when it is more likely than not that the related benefits will not be realized. The determination of recording or releasing tax valuation allowances is made pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to the ability to generate revenues, gross profits, operating income, and taxable income in future periods.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. Many factors are considered when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments, and which may not accurately forecast actual outcomes.

The Company’s federal and state income tax returns are subject to examination by taxing authorities for three years after the returns are filed, and the Company’s federal and state income tax returns for years subsequent to 2015 remain open to examination.

Fair Value Measurements

ASC 825-10 A Financial Instruments, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

ASC 825 also requires disclosures of the fair value of financial instruments. The carrying value of the Company’s current financial instruments, which include cash and cash equivalents, accounts payable and accrued liabilities approximates their fair values because of the short-term maturities of these instruments.

FASB ASC 820 A Fair Value Measurement clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following reflects the Company’s assets and liabilities that are measured at fair value on a recurring and nonrecurring basis at December 31, 2018, using quoted prices in active markets for identical assets (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3):

Level 1 Investment in Marketable Securities	$624,464

Level 3 Derivative Liability	$742,857

Changes in Level 3 assets measured at fair value for the year ended December 31, 2018 were as follows:

Balance, December 31, 2017	$0
Change in fair value due to down round of funding	742,857
Balance, December 31, 2018	$742,857

Revenue Recognition

We will recognize revenue from our services when it is probable that the economic benefits associated with the transactions will flow to us and the amount of revenue can be measured reliably. This is normally demonstrated when persuasive evidence of an arrangement exists, the fee is fixed or determinable, performance of service has been delivered, and collection is reasonably assured.

The company offers seats on its Amercanex exchange. The seats will allow users to participate in the exchange. The holders of seats may also license out the seats to others. The sale of seats is not recognized as income until the exchange is placed into service. See Note 7- Stockholders’ Deficit on the treatment of the sale of seats from inception through December 31, 2018.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, which provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under today’s guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price, and allocating the transaction price to each separate performance obligation. The guidance permits the use of either the retrospective or cumulative effect transition method. This update is effective for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements

In February 2016, the FASB issued ASU 2016-02, Leases. The standard will require among other things, all non-short-term leases to be recognized as a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The standard is effective for annual periods beginning after December 15, 2020. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

Note 3 – Going Concern

As shown in the accompanying consolidated financial statements the Company has incurred a net loss of $3,860,388 for the year ended December 31, 2018 and has sustained cumulative losses of $37,529,725 since inception. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors, including the ability to complete the development of its software platforms and marketing of its products and services. These consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

Note 4 - Investments in Marketable Securities

On December 20, 2018 the Company acquired 2,401,786 shares of common stock, without par value of International Cannabis Corp. (“ICC”) valued at $750,000 based upon the quoted market price for ICC. On December 31, 2018 the quoted market price per share for ICC was $.26, resulting in a fair value of $624,464. Accordingly, the Company recognized an unrealized loss on its investment of ICC’s common stock of $125,536 for the year-ended December 31, 2018.

Note 5 – Property

Property and equipment consisted of the following at December 31:

2018

Furniture, Computers & Equipment	$22,485
Less: accumulated depreciation and amortization	(8,134)
Property and equipment, net	$14,351

Depreciation expense on property and equipment was $4,418 for the year ended December 31, 2018.

Note 6 – Convertible Note Payable

The Company issued a convertible note (the “Note”) in 2018 for gross proceeds received of $400,000. The Note is convertible into ordinary shares of the Company’s common stock at any time between the date of issue of the Note and its maturity date at the option of the note holder. If the Note is not converted, it will be redeemed at its maturity date. The Note bears interest at 10% and is paid annually until the maturity date of July 31, 2021.

Interest expense related to the Note was $17,444 for the year ended December 31, 2018.

The Note has a cashless exercise provision and a conversion price that is subject to adjustment in the event of subsequent equity sales at a price lower than the conversion price. As a result of a subsequent equity sale at a lower trading price than the conversion price, the Company recognized a derivative liability representing the obligation to issue additional shares for the difference between the conversion price and the lower subsequent trading price. In accordance with FASB ASC 815-10-25, the Company measured the derivative liability using the trading price at issuance and remeasures the liability at subsequent reporting periods.

Accordingly, at the end of each reporting period, the derivative fair market value is remeasured and adjusted to current market value. During the year ended December 31, 2018 the Company recorded a loss of $742,857 related to the change in fair value of the derivative liability.

Also see Note 11 – Subsequent Events.

Note 7 – Stockholders’ Deficit

Common Stock

The Company has 30,000,000 shares of common stock, with a par value of $0.001 per share, authorized, issued and outstanding at December 31, 2018.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of the Company’s common stock are also entitled to dividends when, and if, declared by its board of directors. The Company has not declared nor paid any dividends through December 31, 2018.

On February 5, 2019 the Board approved an amendment to increase the authorized share capital to 40,000,000 shares. From December 2017 through February 5, 2019, certain of the majority owners of the Company sold their shares of Company stock and advanced the proceeds of these sales to the Company. The Company recorded these transactions as Common Stock Oversubscribed on the Company’s consolidated balance sheet. The company subsequently issued the newly authorized shares in settlement of the Common Stock Oversubscribed.

From 2014 through 2019, the Company issued seats on its Amercanex Cannabis Exchange software platform for cash. The Company also issued seats as non-cash compensation to individuals who provided services to the Company, with services received valued and recorded to expense at the current seat selling price at the time services were rendered. The Company recorded seats issued for cash and for services as a component of additional paid-in capital on the consolidated balance sheet.

Note 8 – Income Taxes

The Company has deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company records net deferred tax assets to the extent it believes the assets will more likely than not be realized. In assessing the realizability of deferred tax assets, all available positive and negative evidence is considered, including future reversals of existing temporary differences, projected future taxable income, tax planning strategies and recent financial operations. Realization of deferred tax assets, net of liabilities, depends upon the achievement of projected future taxable income.

The components of income tax provision were as follows at December 31, 2018:

Current:
U.S. federal	$-
U.S. state and local taxes	-
Total current	-

Deferred:
U.S. federal	-
U.S. state and local taxes	-
Foreign	-
Total deferred	-

Total income tax provision	$-

A reconciliation of income tax computed at the U.S. statutory rate to the effective income tax rate is as follows at December 31, 2018:

Statutory federal income tax rate	35.00%
State tax expense, net of federal benefit	2.76%
Tax credits	-
Other nondeductible expenses	-
Effect of change in income tax rates	-
Impact of state net operating losses	-
Other	-
Expired net operating losses	-
Change in valuation allowance	-37.76%
0.00%

The following is a summary of the components of our deferred tax assets and liabilities at December 31, 2018:

Deferred tax assets:
Net operating losses and credit carryforwards	$2,802,467
Other	-
Total deferred tax assets	2,802,467

Deferred tax liabilities:
Property, equipment, and intangibles	(8,165)
Other	-
Total deferred tax liabilities	8,165

Less: valuation allowance:	(2,794,302)
Net deferred tax assets	$-

We estimate that U.S. federal and state net operating losses, or NOLs, available to be carried forward approximated $3,299,000and $1,020,000, respectively, at December 31, 2018. The U.S. federal and state NOLs expire in the years 2025 through 2027. Our ability to utilize our U.S. federal and state NOLs will be limited if we experience an ownership change as defined by Section 382 of the Internal Revenue Code. When a company undergoes such an ownership change, Section 382 limits the future use of NOLs generated before the change in ownership and certain subsequently recognized “built-in” losses and deductions, if any, existing as of the date of the ownership change.

We are subject to taxation in the U.S. and the states of California, Colorado, Florida, New York, North Carolina, and New Jersey. We continually evaluate all positive and negative information to determine if our deferred tax assets are realizable in accordance with ASC 740-10-30, which states that “all available evidence shall be considered in determining whether a valuation allowance for deferred tax assets is needed. Based on the acquisition of the company, we believe that it is more likely than not that we will not be able to realize our net deferred tax assets and they are currently subject to a 100% valuation allowance.

Note 9 – Operating Leases

The Company leased office space for its corporate headquarters under an operating lease. The lease was terminated in August 2018. Accordingly, the company no longer has any operating leases.

Rent expense incurred under operating leases was $14,171 for the year ended December 31, 2018.

Note 10 — Joint Venture Agreement

On November 1, 2018, Amercanex entered into a 50:50 Joint Venture Agreement (the “JV”) with Moneta Royalty Corporation for the purpose of developing a royalty exchange platform for trading of oil and gas.

Moneta agreed to make available its management team and contribute its portions of the work plan to the JV. Amercanex has agreed to make available certain skilled employees and contractors and contribute its portions of the work plan to the JV. The parties agreed that all budgeted and approved JV expenses (including, without limitation, third party expenses) shall either be paid by Amercanex or Moneta on and subject to the terms and conditions hereof and shall constitute JV Contributions of Moneta and Amercanex, as the case may be.

During 2018, Moneta contributed $125,000 to Amercanex to provide for the development of the royalty exchange platform which shall be considered a Joint Venture Contribution by Moneta. Any expenses incurred in excess of the amounts contributed by Moneta and Amercanex shall be paid by Amercanex.

Note 11 – Subsequent Events

On September 10, 2019, Helix TCS, Inc. a Delaware corporation (“ParentCo”) consummated a merger (the “Merger”) with the Company. Upon closing of the Merger, the Company became a wholly-owned subsidiary of ParentCo.

In connection with the Merger all of the then issued and outstanding shares of the Company’s common stock, were automatically exchanged into 16,765,729 shares of common stock of ParentCo, par value $0.001 per share (the “Common Stock”) at a 2.39:1 exchange ratio.

Upon the consummation of the Merger, the Note (see Note 6 - Convertible Note Payable) was renegotiated, and the conversion terms that gave rise to derivative liability accounting were amended, resulting in the extinguishment of the derivative.

On February 5, 2019, the Board approved an amendment to increase the authorized share capital to 40,000,000 shares. The company subsequently issued the newly authorized shares in settlement of the Common Stock Oversubscribed.

On February 19, 2019, the Company received funding of $450,000 from the issuance of a note payable. This note payable matures on April 21, 2019, has an interest rate of 24% per annum, and was secured by certain marketable securities. During June 2019, the company paid down $150,000 of the principal balance. During September 2019, the remaining outstanding principal balance, plus accrued and unpaid interest of approximately $50,000, was converted into 2,000,000 shares of the Company’s common stock.